Exhibit 99(a)

Moody’s Investors Service

Global Credit Research
Rating Action
21 SEP 2004

Rating Action: Delphi Corporation

MOODY’S CONFIRMS DELPHI’S RATINGS (SENIOR UNSECURED — Baa2); CHANGES OUTLOOK TO NEGATIVE.

Approximately $6.0 billion of debt affected

New York, September 21, 2004 — Moody’s Investors Service confirmed the Baa2 long-term and Prime-2 short-term ratings of Delphi Corporation (“Delphi”) but revised the outlook to negative from stable. The outlook revision reflects the increased risk that Delphi’s ability to strengthen its free cash generation and reduce its debt levels could be eroded by the more challenging competitive and operating environment facing the company’s principal customer — General Motors (GM). These challenges are evidenced by: 1) GM’s recent decision to reduce its North American production levels by 7% for the fourth quarter of 2004; 2) GM’s continued loss of market share in North America; 3) GM’s ongoing reliance on aggressive incentives; and, 4) the lack of meaningful growth in industry-wide unit shipments in the North American market. Moreover, as Delphi contends with these challenges, it will be burdened by large funding requirements for its pension plan and by debt protection measures that are weak for the current rating level. The confirmation of the Baa2 and P-2 ratings recognizes Moody’s view that Delphi continues to make solid progress in reducing its cost structure following the broad restructuring initiatives undertaken during 2002 and 2003. The company also maintains prudent levels of liquidity in the form of cash on hand and committed bank facilities. These strengths could enable Delphi to remain on track for restoring a level of debt protection measures that are more supportive of the current rating level.

Ratings confirmed are:
Senior Unsecured Baa2
Commercial Paper Programs P-2
Delphi Trust(s) Baa3 Backed Preferred Stock
Provisional Shelf Ratings (P) Baa3 subordinated
(P) Ba1 Preferred Stock

Moody’s acknowledges a number of areas in which Delphi has made important operational and financial progress. These include: the expansion of its non-GM business; the flexibility it has recently gained in its domestic labor costs (which will take some time to have a material impact on domestic wage costs); progress in improving the returns in its Automotive Holdings Group; the growth in its higher margin electrical, electronic systems and safety segment (where non-GM customers are already a majority of revenues); its maintenance of a sizable liquidity cushion in the form of $0.7 billion in cash and $3.0 billion in committed bank facilities; its global scale; and, its opportunities to expand its technology into non-automotive markets.

Despite having made considerable progress in diversifying its revenues away from GM in the last few years, GM continues as Delphi’s largest customer — accounting for more than 50% of revenues. Ford and DaimlerChrysler would each account for a further 3-4%. Similarly, North America remains Delphi’s largest geographic market with some 70% plus of its revenues. Delphi’s content per GM vehicle in North America is higher by several multiples than its content per vehicle to other North American or international OEMs. As a result of this business profile, Delphi’s future level of cash generation and its ability to strengthen its debt servicing capacity remain vulnerable to any competitive pressure faced by GM, and by the prospects for lower than anticipated auto shipments in the North American auto sector.

During the past two years Delphi has made $2.0 billion in contributions to it US pension plan. Nevertheless, the plan had a large, $4.0 billion under funded position at year end 2003. Future required contributions are likely to be $600 million in 2005, and could rise even further during 2006. These funding requirements are likely to keep Delphi’s free cash generation under pressure. Free cash generation will approximate $100 to $200 million for 2004, and will increase only moderately during 2005 and 2006 if GM and the US auto sector come under additional pressure. These operational and cash generating pressures could occur during a period in which Delphi’s debt protection and return measures are already weak for the Baa2 level. For the twelve months ended June 2004, operating margins were a modest 2.4% prior to restructuring charges (slightly negative after restructuring charges), debt to EBITDA was 2.6 times after restructuring charges, but only 1.6 times prior to restructuring charges, and FCF to total adjusted debt (excluding pension) approximated negative 6% (+ 3% if $400 million of pension contributions funded by proceeds of trust securities is added back to cash flow). In order to adequately strengthen these measures, Delphi will have to sustain a relatively robust improvement in cash generation during the coming years. The pace at which the company has been able to implement its restructuring program and reduce costs are very positive factors. However, ongoing progress in these areas could be offset by factors beyond Delphi’s control. These would include lower production levels for GM in North America or Europe, continued pressure on metal costs, and customer pricing demands within the overall automotive sector.

While the sum of balance sheet debt and off balance sheet securitization financing remained relatively flat from December 2003 to June 2004 at approximately $3.8 billion (with the debt equivalent of operating leases adding another $1.0 billion +/- to total adjusted debt), the less certain amount of free cash flow in comparison to these financial obligations results in a more limited potential to retire significant levels of indebtedness over the intermediate term.

In order to maintain the Baa2 rating level, Delphi will have to remain on track to significantly improve its cash generation and debt protection measures through 2006. Financial parameters that would be more adequately supportive of the rating include EBIT margins that approximate 6%, free cash generation (after capex, dividends, working capital requirements and required pension contributions) approaching $0.5 billion, debt to EBITDA continuing in the 1.6 times range, and free cash flow to total adjusted debt (excluding pensions) exceeding 9%. Moody’s notes that these financial parameters do not represent near-term trip wires, and retention of the Baa2 rating is not subject to the company’s reaching each metric. However, Delphi must show a clear and steady trend in overall improvement in its financial metrics through the intermediate-term. Moody’s acknowledges that more notable progress in one metric can mitigate less robust progress in another metric. In addition, qualitative factors will remain a key consideration in Moody’s ongoing assessment of the company. These factors include continued growth in non-GM business, progress in capturing North American transplant contracts, expansion of operations and content per vehicle outside of North America, and maintaining a competitive cost structure relative to other automotive suppliers.

Delphi, headquartered in Troy, MI, is the world’s largest automotive component supplier with annual revenues of $28 billion in 2003.

New York
Michael J. Mulvaney
Managing Director
Corporate Finance Group
Moody’s Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

New York
Edwin Wiest
Vice President — Senior Analyst
Corporate Finance Group
Moody’s Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

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